UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2018, Teligent, Inc. (the “Company”), pursuant to the previously disclosed Commitment Letter, dated November 12, 2018, between the Company and Ares Management LLC, entered into: (i) a First Lien Revolving Credit Agreement, by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and ACF Finco I LP, as administrative agent (the “Revolver Credit Agreement”) and (ii) a Second Lien Credit Agreement, by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent (the “Second Lien Credit Agreement” and, together with the Revolver Credit Agreement, the “New Senior Credit Facilities”).

The New Senior Credit Facilities consist of (i) a $25.0 million senior revolving credit facility governed by the Revolver Credit Agreement (the “New Revolver”); (ii) a $50.0 million second lien initial term loan (the “New Initial Term Loan”); (iii) a $30.0 million second lien delayed draw term loan A (the “Delayed Draw Term Loan A”) and (iv) a $15.0 million second lien delayed draw term loan B (the “Delayed Draw Term Loan B” and, together with the Delayed Draw Term Loan A, the “Delayed Draw Term Loans” and, together with the New Initial Term Loan, the “New Term Loans”). The New Term Loans are governed by the Second Lien Credit Agreement. The Company’s ability to borrow under the New Revolver is subject to a “borrowing base” to be determined based upon eligible inventory, eligible equipment, eligible real estate and eligible receivables.

Maturity. The New Revolver matures on the earlier to occur of (a) six months prior to the maturity of the Company’s outstanding 4.75% Convertible Senior Notes due 2023 (the “2023 Notes”) and (b) December 13, 2023. The New Initial Term Loan matures on the earlier to occur of (a) three months prior to maturity of the 2023 Notes and (b) June 13, 2024. Commitments related to undrawn amounts of the Delayed Draw Term Loan A terminate on June 30, 2019, and drawn amounts under the Delayed Draw Term Loan A mature at the same time as the New Initial Term Loan. Commitments related to undrawn amounts of the Delayed Draw Term Loan B terminate on December 13, 2019, and drawn amounts under the Delayed Draw Term Loan B mature at the same time as the New Initial Term Loan.

Use of Proceeds. The proceeds from the New Senior Credit Facility will be used for, among other things, the refinancing of certain of the Company’s outstanding indebtedness, including repayment of all borrowings under the Credit Agreement, dated as of June 1, 2018, among the Company, as the borrower, certain subsidiaries of the Company, each as a guarantor, the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent (the “Existing Credit Agreement”), the repurchase or redemption of the Company’s outstanding 3.75% Convertible Senior Notes due 2019 (the “2019 Notes”), as well as a construction project at the Company’s Buena, New Jersey facility, working capital, capital expenditures and other general corporate purposes, all as further set forth in the Revolver Credit Agreement and the Second Lien Credit Agreement.

Interest and Fees. The interest rate under the New Revolver is calculated, at the option of the Company, at either the London Inter-Bank Offered Rate (or LIBOR) or the base rate, in each case, plus 2.75%. The interest rate on the New Term Loans is calculated, at the option of the Company, at either LIBOR plus 8.75% or the base rate plus 7.75%. Interest on the New Senior Credit Facilities is payable in cash except that interest on the New Term Loans is payable, at the option of the Company, in cash or in kind by being added to the principal balance thereof, until the earlier of December 13, 2020 and the date the Company has provided the lenders of the New Senior Credit Facilities financial statements demonstrating that the Company has attained twelve months of revenue of at least $125 million. A commitment fee of 1.0% per annum is payable by the Company quarterly in arrears on the unused portion of the Delayed Draw Term Loans.

Amortization and Prepayment. The New Senior Credit Facilities are not subject to amortization prior to maturity. Amounts drawn under the New Revolver may be prepaid at the option of the Company without premium or penalty, subject, in the case of acceleration of the New Revolver or termination of the revolving credit commitments thereunder, to certain call protections which vary depending on the time at which such prepayments are made. Amounts drawn under the New Revolver are subject to mandatory prepayment to the extent that aggregate extensions under the New Revolver exceed the lesser of the revolving credit commitment then in effect and the borrowing base then in effect, and upon the occurrence of certain events and conditions, including non-ordinary course asset dispositions, receipt of certain insurance proceeds and condemnation awards and issuances of certain debt obligations. Amounts outstanding under the New Term Loans may be prepaid at the option of the Company subject to applicable premiums, including a make-whole premium, and certain call protections which vary depending on the time at which such prepayments are made. Subject to payment of outstanding obligations under the New Revolver as a result of any corresponding mandatory prepayment requirements thereunder, amounts outstanding under the New Term Loans are subject to mandatory prepayment upon the occurrence of certain events and conditions, including non-ordinary course asset dispositions, receipt of certain insurance proceeds and condemnation awards, issuances of certain debt obligations and a change of control transaction.

Guarantees and Collateral. The New Senior Credit Facilities are guaranteed by the Company’s subsidiaries, subject to certain exceptions. The New Revolver and related obligations are secured by a first priority security interest in and lien on substantially all of the assets of the Company and the subsidiary guarantors (the “Collateral”), subject to certain exceptions. The New Term Loans and related obligations are secured by a second priority security interest in the Collateral, subject to certain exceptions.

Covenants and Other Provisions. The New Senior Credit Facilities contain customary borrowing conditions, affirmative, negative and reporting covenants, representations and warranties, and events of default, including cross-defaults on other material indebtedness, as well as events of default triggered by a change of control and certain actions initiated by the federal Food and Drug Administration. In addition, the Company is required to comply at certain times with certain financial covenants consisting of a minimum revenue test, a minimum adjusted EBITDA test and a maximum total net leverage ratio. If an event of default occurs, the lenders of the New Revolver would be entitled to take enforcement actions, including foreclosure on Collateral and acceleration of amounts owed under the New Revolver, and the lenders under the New Term Loans would also be entitled to take such actions, subject to any limitations set forth in an intercreditor agreement with respect to the New Term Loans.

On December 13, 2018, the Company issued a press release with respect to the New Senior Credit Facilities, which is attached as Exhibit 99.1 hereto.

The foregoing summary of the terms of the Revolver Credit Agreement, Second Lien Credit Agreement and the New Senior Credit Facilities do not purport to be complete descriptions and are subject to, and qualified in their entirety by, the full text of the Revolver Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the full text of the Second Lien Credit Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 13, 2018, concurrently with the execution of the Revolver Credit Agreement and the Second Lien Credit Agreement and the closing of the New Senior Credit Facilities, the Company repaid in full all outstanding amounts under, and terminated, the credit facility provided by the Existing Credit Agreement. All guarantees and security interests granted by the Company and its subsidiaries under the Existing Credit Agreement were terminated. In connection with the termination of the Existing Credit Agreement, the Company incurred prepayment fees and other related costs of approximately $0.5 million during the quarter ended December 31, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	First Lien Revolving Credit Agreement, dated as of December 13, 2018, by and among Teligent, Inc., as Borrower, certain Subsidiaries thereof, as Guarantors, the Lenders from time to time party thereto, and ACF Finco I LP, as Administrative Agent
10.2	Second Lien Credit Agreement, dated as of December 13, 2018, by and among Teligent, Inc., as Borrower, certain Subsidiaries thereof, as Guarantors, the Lenders from time to time party thereto, and Ares Capital Corporation, as Administrative Agent
99.1	Press release, dated December 13, 2018

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the use the proceeds of the New Senior Credit Facilities in the manner currently anticipated (including to repay all amounts outstanding under and terminate the Existing Credit Agreement, to repurchase or redeem the 2019 Notes, and to fund the construction project at the Company’s Buena, New Jersey facility), and other statements identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," “predict,” "project," “seek,” "should," "would,” “will,” and similar expressions. These forward-looking statements are based on management’s current expectations. The forward-looking statements contained in this Current Report on Form 8-K are neither promises nor guarantees but involve and are subject to known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements contained in this Current Report on Form 8-K, including, but not limited to, the following risks, uncertainties and factors: we may not repurchase or redeem the 2019 Notes on the timeframe expected or on the terms summarized herein or as otherwise may be acceptable to the Company, if at all; our inability to meet current or future regulatory requirements in connection with existing or future Abbreviated New Drug Applications; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These and other important factors discussed under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2017, our subsequently filed Quarterly Reports on Form 10-Q, and our other filings made with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements contained in this Current Report on Form 8-K. Forward-looking statements reflect management's analysis as of the date of this Current Report on Form 8-K. The Company does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: December 13, 2018	By:	/s/ Jason Grenfell-Gardner
		Name:	Jason Grenfell-Gardner
		Title:	Chief Executive Officer